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EXHIBIT 99.11

Bruker Daltonics and Bruker AXS Announce Merger Agreement

Combined Company Will be a Leading Provider of Life Science and Materials Research Tools with Broad Technology Platforms and More Comprehensive Systems for Proteomics

        Billerica, Massachusetts and Madison, Wisconsin—April 7, 2003—Bruker Daltonics Inc. (NASDAQ: BDAL) and Bruker AXS Inc. (NASDAQ: BAXS) today announced that they have entered into a definitive merger agreement intended to form a leading tools supplier for life science and materials research, with an emphasis on advancing proteomics. The agreement was signed following the unanimous approval of the Board of Directors of each company as well as the unanimous recommendations of independent Special Committees of both companies' boards.

        In the merger, each outstanding share of common stock of Bruker AXS will be converted into the right to receive either 0.63 shares of common stock of Bruker Daltonics or, at the election of each Bruker AXS stockholder, consideration designed to be of equivalent value, payable 75% in Bruker Daltonics common stock and 25% in cash. Shares of outstanding common stock of Bruker Daltonics are not being changed in the merger.

        The combined company, expected to be named Bruker BioSciences Corporation, will offer a significantly broader technology base and a greatly increased distribution, sales and service infrastructure, while retaining the entrepreneurial spirit and impressive growth of the two individual companies. With pro forma 2002 revenues of $220 million, and expected 2003 revenues between $250-260 million, the fast-growing combined company will increase its critical mass competitively, and will improve its worldwide geographical distribution coverage in the Americas, Europe and Asia. In addition, the combined company will benefit from a more diversified customer base of pharmaceutical, diagnostic and biotech companies, as well as other industrial, academic, medical school and governmental customers.

        In particular, the combined company will have a broad range of mass spectrometry and x-ray analysis technology platforms to provide a unique combination of complementary systems for proteomics. Bruker Daltonics' Proteineer™ suite of mass spectrometry-based protein analysis systems is used in expression proteomics studies, including protein identification, de novo sequencing, as well as the detection and localization of post-translational modifications. It is complemented by Bruker AXS' X8™ series of x-ray crystallography systems for structural proteomics, which can give detailed three-dimensional structural information on proteins and on how proteins bind to other proteins, to DNA, or to small molecules (e.g. drug molecules). The combined product offerings also support many other applications in the life sciences, in advanced materials research, in industrial analysis, as well as in chemical and biological detection for defense and homeland security.

        Frank Laukien, Ph.D., President and CEO of Bruker Daltonics, stated: "We believe that merging the two affiliated companies enhances our critical mass competitively and takes full advantage of the complementary nature of our technologies and product lines in the attractive proteomics market. After the merger, we expect incremental sales from a broader product offering and our combined marketing and distribution capabilities. Together with certain expense synergies, we expect this merger to accelerate our already fast-growing operating profitability."

        Dr. Martin Haase, President and CEO of Bruker AXS, commented: "We are excited about this merger, as it allows the combined company to fully leverage its unique competitive advantages, its complementary technologies, as well as its much larger combined international distribution, sales and service organization. At the same time, we will retain the dynamic entrepreneurial drive of the two operating companies, which have both been among the fastest growing companies in the industry. We intend to maintain this organic growth momentum, while potentially complementing our top- and bottom-line growth with selected acquisitions."

        Laura Francis, CFO of Bruker AXS, added: "Financially, we believe that we can drive incremental sales while at the same time leveraging certain expenses. Both will contribute to the expected continued growth of our combined operating profitability. In addition, for some time investors and research analysts have been encouraging a merger of the two public Bruker companies to attain greater scale and more liquidity for the capital markets."

DEAL STRUCTURE AND SCHEDULE

        Under the agreement, Bruker AXS will merge into Bruker Daltonics. After the closing of the transaction, Bruker Daltonics expects to change its name to Bruker BioSciences Corporation. The exchange ratio of 0.63 reflects a premium of 27% to the average ratio implied by the closing stock prices for Bruker Daltonics and Bruker AXS for the last month. Based on Bruker Daltonics' closing stock price of $2.95 on April 4, 2003, the transaction implies a value of $1.86 per Bruker AXS share, or a deal value of approximately $103.6 million on a fully-diluted basis. The transaction is expected to qualify as a tax-free reorganization in the United States with respect to the stock consideration.

        The principal stockholders of both companies, holding in excess of 50% of the outstanding common stock of each company, have committed to vote in favor of the transaction. The Special Committee of the Board of Directors of Bruker Daltonics has received an opinion from its financial advisor, Bear Stearns & Co. Inc., that the merger consideration is fair, from a financial point of view, to Bruker Daltonics and its minority stockholders. Likewise, the Special Committee of the Board of Directors of Bruker AXS has received an opinion from its financial advisor, JP Morgan, that the merger consideration is fair, from a financial point of view, to the minority stockholders of Bruker AXS.

        The merger is structured so that Bruker BioSciences Corporation will be a NASDAQ-listed parent company, presumably under the new ticker symbol BRKR. The two operating subsidiaries of Bruker BioSciences will be Bruker Daltonics Inc. and Bruker AXS Inc., each to be run by their present management teams as strong, relatively independent operating companies.

        The parent company, Bruker BioSciences Corporation, will be led by Frank Laukien as President and CEO, Martin Haase as Senior Vice President and Laura Francis as Chief Financial Officer. The ten member board of directors of Bruker BioSciences Corporation will be comprised of board members from both Bruker Daltonics and Bruker AXS.

        The transaction is subject to customary regulatory approvals and the approval of the stockholders of both Bruker Daltonics and Bruker AXS. The merger is expected to close during the summer of 2003.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

        THE TRANSACTIONS DESCRIBED IN THIS ANNOUNCEMENT HAVE NOT YET BEEN CONSUMMATED. AS SOON AS POSSIBLE, THE COMPANIES WILL FILE A JOINT PROXY STATEMENT/PROSPECTUS AND A REGISTRATION STATEMENT ON FORM S-4 WITH THE SEC. INVESTORS SHOULD READ EACH OF THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. INTERESTED PERSONS CAN OBTAIN THE REGISTRATION STATEMENT AND OTHER DOCUMENTS FOR FREE WHEN THEY ARE FILED ON THE SEC'S WEB SITE AT http://www.sec.gov. IF INTERESTED PARTIES WRITE OR CALL EITHER COMPANY, THE COMPANY WILL SEND THESE DOCUMENTS FOR FREE WHEN THEY ARE AVAILABLE.

CONFERENCE CALL

        The management of both companies will host a conference call, and live streaming-audio webcast, to discuss the merger agreement and its strategy at 10:00 a.m. Eastern Time on April 7, 2003. To listen to the webcast, investors should go to www.bdal.com or www.bruker-axs.com, select Investor Relations, and then click on the live web broadcast. The webcast will remain on the Company web sites for 30 days. Investors can also listen by telephone by calling 888-339-2688 in the U.S., or 617-847-3007 outside the U.S., and should refer to the Bruker investors call led by Bruker Daltonics President and CEO, Frank Laukien. A telephone replay of the conference call will be available for three days, beginning one hour after the completion of the conference. The replay will be available by dialing toll-free 888-286-8010 in the US and Canada or 617-801-6888 outside the US and Canada, and then entering replay pass code 741117.

ABOUT BRUKER DALTONICS

        Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry. Its substantial investment in research and development allows it to design, manufacture and market a broad array of products intended to meet the rapidly growing needs of a diverse customer base, including pharmaceutical companies, biotechnology companies, proteomics companies, molecular diagnostics companies, academic institutions and government agencies. Bruker Daltonics has diverse technology platforms which integrate automated sample preparation and clean-up, advanced front-end AnchorChip MALDI targets and API source technology with cutting-edge proprietary MALDI-TOF, MALDI-TOF/TOF, ESI-(Q-q-)TOF, ion trap and (Q-q-)FTMS mass analyzers, as well as analysis and bioinformatics software. Bruker Daltonics is also a worldwide leader in supplying mass spectrometry-based systems for substance detection and pathogen identification in security and defense applications. For more information about Bruker Daltonics, please visit www.bdal.com

ABOUT BRUKER AXS

        Bruker AXS is a leading developer and provider of life science and advanced materials research tools based on X-ray technology. The company develops, manufactures and markets worldwide advanced X-ray solutions for the three-dimensional structure determination of biological and chemical compounds, as well as for advanced materials research and analysis. Its diverse customer base includes pharmaceutical and biotechnology companies, advanced materials, semiconductor, synthetic polymer, and basic materials companies, as well as university and government research customers. Applications include x-ray crystallography for structural proteomics, and automated systems for combinatorial materials sciences. Bruker AXS has one of the most diverse set of x-ray technology platforms for molecular and materials analysis. For more information about Bruker AXS, please visit www.bruker-axs.com

CAUTIONARY STATEMENT

        Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the companies' reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the companies' products, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation.

FOR FURTHER INFORMATION

Please contact:	Laura Francis, Chief Financial Officer Bruker AXS Inc. Tel. (608) 276-3000 Email: ir@bruker-axs.com
Michael Willett, Investor Relations Officer Bruker Daltonics Inc. Tel. (978) 663-3660, ext. 1411 Email: Michael.Willett@bdal.com

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EXHIBIT 99.11
Bruker Daltonics and Bruker AXS Announce Merger Agreement